                                                                    Exhibit 10.6

                          TRUST AGREEMENT OF EXCHANGE


         THIS TRUST EXCHANGE AGREEMENT (this "Agreement"), dated as of July 25, 1994, by and between AIRTOUCH COMMUNICATIONS, a California corporation ("ATI"), and U S WEST, INC., a Colorado corporation ("USW"),

                              W I T N E S S E T H:

         WHEREAS, ATI and USW are parties to that certain Joint Venture Organization Agreement dated as of the date hereof (the "Organization Agreement") and that certain Agreement of Limited Partnership for WMC Partners, L.P. ("WMC") dated as of the date hereof (the "WMC Partnership Agreement"); and

         WHEREAS, USW beneficially holds an ownership interest in WMC (such interest to the extent it continues to be beneficially held by USW from time to time hereafter, the "WMC Interest"); and

         WHEREAS, ATI has granted to USW certain rights to cause the exchange of the WMC Interest, for shares of ATI Common Stock, including, without limitation, pursuant to that Certain Agreement of Exchange, dated as of July 25, 1994, by and between ATI and USW (the "Agreement of Exchange"); and

         WHEREAS, at the time of the exchange under the Agreement of Exchange, ATI may be involved incidentally in activities forbidden to USW under the MFJ (as defined in the Organization Agreement) and, as a result, if Final MFJ Relief (as hereinafter defined) has not been obtained, USW may not be able to exercise its rights under the Agreement of Exchange; and

         WHEREAS, ATI is willing to grant to USW additional rights to exchange its WMC Interest for shares of ATI Common Stock in accordance with the terms and conditions of this Agreement; and

         WHEREAS, in order to ensure that USW does not become involved, upon the exchange of its WMC Interest for shares of ATI Common Stock, indirectly in activities forbidden to USW under the MFJ through an "affiliated enterprise" by virtue of its receipt or disposition of shares of ATI Common Stock, and for other reasons, USW may elect to utilize a trust structure under which, upon such exchange and subject to the terms and conditions set forth herein, the ATI Common Stock will be held by a trustee (the "Trustee") for the purpose of disposing of such shares for the benefit of USW:

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                  THE EXCHANGE

         1.1. Manner of the Exchange. Upon the terms and subject to the conditions set forth herein, the parties agree that, if USW shall elect to





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utilize a trust structure for the disposition of ATI Common Stock received upon exchange of its WMC Interest (the "Exchange"), the Exchange shall be effected as described herein.

         1.2. Delivery of Notice. During the period (a) beginning on the latest of (i) the fifth anniversary of the date hereof, (ii) the Phase II Closing Date, (iii) the PCS Contribution Date, or (iv) the earlier of (A) the New Par Contribution Date or (B) the Back-End Termination Date (as defined in the New Par Partnership Agreement dated as of August 1, 1991 between the PacTel Group and the CCI Group as currently in effect) and (b) ending on the earlier of the consummation of (i) the Merger or Sale (as defined in the Agreement of Exchange) and (ii) the fifteenth anniversary of the date hereof, USW, if it has not already delivered a notice pursuant to Section 1.2 of the Agreement of Exchange and the Merger or Closing resulting therefrom has not been abandoned pursuant to Section 4.4 thereof, may deliver to ATI written notice of USW's election to cause the Exchange to occur. Following ATI's receipt of such notice, USW and ATI shall employ all reasonable efforts to satisfy the conditions to the Exchange set forth in Article IV of this Agreement. Upon the delivery of such notice to ATI, USW shall cease to have the ability to deliver notice pursuant to Section 1.2 of the Agreement of Exchange until such time, if ever, as the initial Closing (as defined herein) shall be abandoned pursuant to
Section 4.4 hereof.

         1.3.    Determination of Consideration.

         (a) General. Within ten business days after the date (the "Notice Date") when a notice shall have been delivered pursuant to Section 1.2, representatives of ATI and USW shall meet to determine the appropriate amount of capital stock of ATI to be exchanged for USW's WMC Interest (the "Final Number of ATI Shares"). In the event that such representatives of ATI and USW shall be unable to reach agreement with respect to the Final Number of ATI Shares within 30 business days after the Notice Date, the Final Number of ATI Shares and the Aggregate Consideration (as defined in subparagraph (h) below) shall be determined as follows.

         (b) Selection of Appraisers. ATI and USW each shall designate by written notice to WMC and the other a firm of recognized national standing familiar with appraisal techniques applicable to the determination of the Appraisal Number of ATI Shares (as defined below) to serve as an Appraiser pursuant to this Section 1.3 (the firms designated by ATI and USW being referred to herein as the "ATI Appraiser" and the "USW Appraiser," respectively) within 30 business days after the failure to reach mutual agreement referred to in paragraph (a) above. In the event that either ATI or USW fails to designate its Appraiser within the foregoing time period, the other shall have the right to designate such Appraiser by notifying the failing party in writing of such designation (and the Appraiser so designated shall be the ATI Appraiser or the USW Appraiser, as the case may be).

         (c) Evaluation Procedures. Each Appraiser shall be directed to determine the number of shares of capital stock of ATI equal to the quotient of
(i) the Private Market Value of the WMC Interest (as defined in Section 6.1 hereof) divided by (ii) the Fair Public Market Value Per Share of ATI Common Stock (the quotient for each Appraisal being the "Appraisal Number of ATI Shares"). Each Appraiser also shall be directed to deliver a certifi-





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cate (an "Appraiser's Certificate") to both ATI and USW upon the conclusion of its evaluation, which in no event shall be later than the 30th day after its respective designation, and each Appraiser's Certificate once delivered may not be retracted or modified in any respect. Each Appraiser will keep confidential all information disclosed by ATI and WMC in the course of conducting its evaluation, and, to that end, will execute such customary documentation as ATI and WMC reasonably may request with respect to such confidentiality obligation. ATI will provide, and ATI and USW will cooperate in causing WMC to provide, each Appraiser with such information within ATI's and WMC's possession that reasonably may be requested in writing by the Appraiser for purposes of its evaluation hereunder. The Appraisers shall consult with each other in the course of conducting their respective evaluations. Each Appraiser will be directed to comply with the provisions of this Section 1.3, and to that end each of ATI and USW will provide to its respective Appraiser a complete and correct copy of this Section 1.3 (and the definitions of capitalized terms used in this Section 1.3 that are defined elsewhere).

         (d) Determination of the Final Number of ATI Shares. The Final Number of ATI Shares shall be determined on the basis of the Appraisers' Certificates in accordance with the provisions of this paragraph. The higher of the Appraisal Number of ATI Shares set forth on the Appraisers' Certificates is hereinafter referred to as the "Higher Value" and the lower of the Appraisal Number of ATI Shares is hereinafter referred to as the "Lower Value." If the Higher Value is not more than 110% of the Lower Value, the "Final Number of ATI Shares" shall be the arithmetic average of such two Values. If the Higher Value is more than 110% of the Lower Value, a third appraiser shall be selected in accordance with the provisions of paragraph (e) below, and the "Final Number of ATI Shares" will be determined in accordance with the provisions of paragraph (f) below.

         (e) Selection of and Procedure for Third Appraiser. If the Higher Value is more than 110% of the Lower Value, within seven days thereafter the ATI Appraiser and the USW Appraiser shall agree upon and jointly designate a third firm of recognized national standing familiar with appraisal techniques applicable to the determination of the Appraisal Number of ATI Shares to serve as an appraiser pursuant to this Section 1.3 (the "Third Appraiser"), by written notice to each of ATI and USW. ATI and USW shall direct the Third Appraiser to determine the Appraisal Number of ATI Shares (the "Third Value") in accordance with the provisions of Section 1.3(c) above, and to deliver to ATI and USW an Appraiser's Certificate on or before the 30th day after the designation of such Appraiser hereunder. The Third Appraiser will be directed to comply with the provisions of this Section 1.3, and to that end the parties will provide to the Third Appraiser a complete and correct copy of this Section
1.3 (and the definitions of capitalized terms used in this Section 1.3 that are defined elsewhere).

         (f) Alternative Determination of the Number of ATI Shares. Upon the delivery by the Third Appraiser of its Appraiser's Certificate, the Final Number of ATI Shares will be determined as provided in this paragraph (f). The Final Number of ATI Shares will be (i) the Lower Value, if the Third Value is less than the Lower Value, (ii) the Higher Value, if the Third Value is greater than the Higher Value, (iii) the arithmetic average of the Third Value and the other Value (Lower or Higher) that is closer to the





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Third Value if the Third Value falls within the range between (and including)
the Lower Value and the Higher Value and (iv) the Third Value, if the Lower Value and the Higher Value are equally close to the Third Value.

         (g) Costs. ATI and USW will bear the cost of the Appraiser designated by it or on its behalf. If the Higher Value is not more than 115% of the Lower Value, or if the Higher Value and the Lower Value are equally close to the Third Value, ATI and USW shall each bear 50% of the cost of the Third Appraiser, if any; otherwise, the party whose Appraiser's determination of the Final Number of ATI Shares is further away from the Third Value shall bear the entire cost of the Third Appraiser. ATI and USW agree to pay when due the fees and expenses of the Appraisers in accordance with the foregoing provisions.

         (h) Aggregate Consideration. Subject to Section 1.3(j) below, the aggregate consideration (the "Aggregate Consideration") to be received by the Trustee pursuant to the Trust Agreement (as defined in Section 1.4) in connection with the Exchange shall consist of ATI Common Stock and, if necessary, an amount of cash, determined as follows:

                 (i) The Trustee shall receive for the benefit of USW that number of shares of ATI Common Stock (rounded down to the nearest whole number) equal to the lesser of (A) the number of shares which would at the Closing Date have voting power equal to or less than 19.9% of the Voting Power Outstanding (as defined in Section 6.1 hereof) before the issuance of such shares; (B) the number of shares which at the Closing Date (as defined herein) would be equal to or less than 19.9% of the number of shares of common stock outstanding immediately before the issuance of such shares; and (C) the Final Number of ATI Shares. The number of shares of ATI Common Stock determined in accordance with this Section 1.3(h)(i) shall be referred to hereinafter as the "Total Exchange Shares."

                 (ii) USW shall receive cash in an amount equal to the product of (i) the Fair Public Market Value Per Share and (ii) the excess, if any, of (A) the Final Number of ATI Shares over (B) the number of Total Exchange Shares, in each case rounded down to the nearest whole number.

         (i) Stock Adjustments. The Final Number of ATI Shares used in the calculations described in Sections 1.3(d) and 1.3(f) above, and the Final Number of ATI Shares used in the calculations described in Section 1.3(h) above, shall be adjusted appropriately for stock splits, stock dividends, stock combinations, reclassifications and the like ("Stock Adjustments") of ATI Common Stock effectuated between the Notice Date and each Closing Date.

         (j) Conclusive Determination. To the fullest extent permitted by law, the determination of the Final Number of ATI Shares made pursuant to this
Section 1.3 shall be final and binding on ATI and USW, and such determination shall not be appealable to or reviewable by any court or arbitrator.





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         1.4.    Execution of Trust Agreement.  As soon as practicable
following the determination of the Final Number of ATI Shares pursuant to
Section 1.3, but in no event later than 10 days thereafter, ATI and USW each shall execute a trust agreement (the "Trust Agreement") containing terms and conditions to be agreed upon by ATI and USW within 45 days after the date hereof. The parties agree that USW shall have the right to designate the Trustee, who must be reasonably acceptable to ATI, and shall be responsible for causing the Trustee to execute the Trust Agreement.

         1.5. Initial Exchange Procedure. Promptly after execution of the Trust Agreement, USW shall deliver to ATI a written notice ("Initial Exchange Notice") specifying (a) the number of shares of ATI Common Stock to be deposited with the Trustee upon the initial Exchange, which shall not be less than twenty percent (20%) of the Total Exchange Shares; (b) the percentage of the WMC Interest being exchanged in such Exchange, which shall be equal to the percentage that the shares to be deposited with the Trustee pursuant to the Initial Exchange Notice, together with the excess of the Final Number of ATI Shares over the number of Total Exchange Shares, bears to the Final Number of ATI Shares; and (c) the closing date of such Exchange, which closing date shall be at least 10 but not more than 30 business days after the date of the Initial Exchange Notice. Subject to Section 4.4 hereof, the Closing Date of the Initial Exchange, and subsequent closing dates hereunder, may be extended if necessary to obtain necessary regulatory and governmental approvals.

         1.6. Subsequent Exchanges. After the closing of the initial Exchange hereunder, USW may, from time to time, until the third anniversary of the Initial Exchange Notice, deliver to ATI written notices (each a "Subsequent Exchange Notice") specifying (a) the number of additional shares of ATI Common Stock to be deposited with the Trustee upon the next subsequent Exchange, which in each case shall not be less than twenty percent (20%) of the Total Exchange Shares; (b) the percentage of the WMC Interest being exchanged in such Exchange, which shall be equal to the percentage of the Total Exchange Shares to be deposited with the Trustee pursuant to such Subsequent Exchange Notice; and (c) the closing date of such Exchange, which closing date shall be at least 10 but not more than 30 business days after the date of such Subsequent Exchange Notice.

         1.7. Closing. The closing of an Exchange hereunder (a "Closing") shall take place at such time and place as the parties may agree and on the date specified in the Initial Exchange Notice or Subsequent Exchange Notice, as the case may be, or at such other time, date or place as may be agreed to by the parties. The date and time at which a Closing hereunder occurs is referred to as the "Closing Date." At each Closing, USW shall cause to be assigned to ATI all right, title and interest in and to the WMC Interest being exchanged at such Closing, free and clear of any Liens (as hereinafter defined), and ATI (a) shall deliver to the Trustee to be held in trust as contemplated by the Trust Agreement a certificate or certificates representing the shares of ATI Common Stock to be issued in exchange for the WMC Interest being transferred to ATI, and (b) if the Exchange is the initial Exchange and cash is payable by ATI pursuant to Section 1.3(h)(ii) above, ATI shall cause such amount of cash to be deposited by wire transfer of next day funds in such account(s) as USW shall specify in writing no fewer than three (3) business days prior to the Closing Date.





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                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1. Representations and Warranties of ATI. ATI hereby represents and warrants to USW as follows:

         (a) Organization and Qualification. It is a corporation duly organized and existing in good standing under the laws of the State of California and has the corporate power to own its properties and to carry on its business as now being conducted.

         (b) Authorization; Enforcement. It has full legal right, power and authority to enter into and perform this Agreement; the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by it; this Agreement has been duly executed and delivered by it and this Agreement constitutes its valid and binding obligation enforceable against it in accordance with its terms, except that (i) such enforcement is subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies and (ii) the remedies of specific performance and injunctive relief may be subject to general principles of equity.

         (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any of its properties or assets pursuant to any agreement, indenture or instrument to which it is a party or by which any of its properties or assets are bound or affected, or result in a violation of its certificate of incorporation or by-laws or any law, rule, regulation, order, judgment or decree applicable to it or by which any of its properties or assets is bound or affected. No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by it of this Agreement, except to the extent of (i) any applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) any consent or approval of the FCC or any other federal or state governmental agency the necessity of which arises solely out of WMC's licenses or operations, (iii) any filings required under the Exchange Act, or (iv) any filings expressly contemplated hereby.

         (d) Authorization of ATI Common Stock. ATI has taken all necessary action to permit it to issue the Total Exchange Shares. Shares of ATI Common Stock will, when issued, be validly issued, fully paid and nonassessable, and no Person will have any preemptive right of subscription to purchase any of such shares of ATI Common Stock.

         (e) Rights Agreement. As soon as practicable after the date hereof, ATI will amend that certain Rights Agreement between ATI and the Bank of New York, as Rights Agent, dated as of July 22, 1993, so that neither USW and





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its Affiliates nor the Trustee shall be deemed to be "Acquiring Persons" in connection with their becoming a "Beneficial Owner" of "Common Shares" (as such terms are defined therein) pursuant to this Agreement.

         2.2. Representations and Warranties of USW. USW hereby represents and warrants to ATI as follows:

         (a) Organization and Qualification. It is, and each subsidiary thereof that holds the WMC Interest (a "USW HoldSub") will be at the time of the Closing, a corporation duly organized and existing in good standing under the laws of the state of its incorporation and it has, and each USW HoldSub at the time of the Closing will have, the corporate power to own its properties and to carry on its business as now being conducted.

         (b) Authorization; Enforcement. It and any USW HoldSub each has full legal right, power and authority to enter into and perform this Agreement; the execution and delivery of this Agreement by USW and the consummation by it of the transactions contemplated hereby have been duly authorized by it; this Agreement has been duly executed and delivered by it and this Agreement constitutes its valid and binding obligation enforceable against it in accordance with its terms, except that (i) such enforcement is subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies and (ii) the remedies of specific performance and injunctive relief may be subject to general principles of equity.

         (c) No Conflicts. The execution, delivery and performance of this Agreement by it and the consummation by each of USW and, to the extent required, the consummation by each USW HoldSub, of the transactions contemplated hereby will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any properties or assets of any of them pursuant to any agreement, indenture or instrument to which any of them is a party or by which the properties or assets of any of them are bound or affected, or result in a violation of the certificate of incorporation or by-laws of any of them or any law, rule, regulation, order, judgment or decree applicable to any of them or by which any of the properties or assets of any of them is bound or affected. No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by each of USW and, to the extent required, by each USW HoldSub of this Agreement, except to the extent of (i) any applicable requirements under the HSR Act, (ii) any consent or approval of the FCC or any other federal or state governmental agency the necessity of which arises solely out of WMC's licenses or operations, (iii) any filings required under the Exchange Act, or (iv) any filings expressly contemplated hereby.

         (d) Title. At each Closing, USW will be the sole record and beneficial owner of all of the capital stock of each USW HoldSub, free and clear of all liens, adverse claims, pledges, security interests, options, liabilities or other contractual, legal or equitable rights or encumbrances (collectively, "Liens"). Each USW HoldSub is, and at such Closing will be,





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the sole legal and beneficial owner of the WMC Interest being exchanged, free and clear of all Liens; and immediately after the Closing, ATI will be the owner of all the right, title and interest of USW and each USW HoldSub in and to the WMC Interest being exchanged, free and clear of any Liens.

         (e) USW represents that neither the consummation of any Exchange contemplated herein nor the deposit of ATI Common Stock into the Trust on the terms and conditions set forth therein shall subject ATI to any restrictions under the MFJ.


                                  ARTICLE III
                                   COVENANTS

         3.1. Covenants of ATI. During the period from the date of this Agreement to the final Closing, except as specifically contemplated by this Agreement or as otherwise approved in writing by USW, which approval shall not be unreasonably withheld:

         (a) Designation and Reservation of Shares. ATI will reserve and keep available out of its authorized but unissued shares of capital stock the full number of Total Exchange Shares.

         (b) No Inconsistent Agreements. After the date hereof, ATI shall not, and shall not permit its Affiliates to, take any action or enter into any agreement inconsistent with the rights granted to USW hereunder or which could adversely affect the ability of USW and ATI to consummate the Exchanges as contemplated hereby, including, without limitation, entering into any loan agreement or other arrangement containing terms or conditions which would limit or prohibit the consummation of the Exchanges.

         3.2. Covenants of USW. During the period from the date of this Agreement to the final Closing, except as specifically contemplated by this Agreement or as otherwise approved in writing by ATI, which approval shall not be unreasonably withheld:

         (a) No Inconsistent Agreements. After the date hereof, USW shall not, and shall not permit its Affiliates to, take any action or enter into any agreement inconsistent with the rights granted to the ATI hereunder or which could adversely affect the ability of ATI and USW or any USW HoldSub to consummate the Exchanges as contemplated hereunder, including, without limitation, entering into any loan agreement or other arrangement containing terms or conditions which would limit or prohibit the consummation of the Exchanges.

         (b) Transfer of USW Interest Prohibited. Subject to Section 4.4, from and after the Notice Date, USW shall not, and shall not permit its subsidiaries to, and its subsidiaries shall not, sell, pledge, transfer or otherwise dispose of the WMC Interest or any interest therein, including through the creation of any Lien thereon.

         3.3. Further Assurances; Cooperation. (a) Each of the parties hereto shall perform its obligations under this Agreement and take or cause to be taken and do or cause to be done all things necessary, proper or advisable





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under applicable law to obtain all necessary regulatory approvals and waivers and all other necessary consents and satisfy all conditions to the obligations of the parties under this Agreement and shall cooperate fully with one another and their respective officers, directors, employees, agents, counsel, accountants and other representatives in connection with any steps required to be taken as a part of their respective obligations under this Agreement; and upon the execution of this Agreement and thereafter, each party shall do such things as reasonably may be requested by the other parties hereto in order more effectively to consummate the Exchanges (including, but not limited to, promptly delivering to the other information necessary to prepare and pursue all necessary regulatory filings, approvals and waivers).

         (b) In the event that a change in the structure of the Exchange would be necessary or desirable to accomplish a more tax-efficient transaction, USW and ATI shall take all reasonable steps necessary to accommodate such change to the extent it would not adversely affect the parties' rights or obligations under the terms of this Agreement; provided that in any such event ATI and USW shall negotiate in good faith to appropriately compensate the other to the extent adversely affected by such change.

         3.4. Provision in Case of Consolidation or Merger of ATI. In the event that prior to the initial Closing, ATI shall enter into an agreement of merger, consolidation or other business combination with any Person ("Acquiring Corporation") which has a class of equity securities having substantially the same rights as ATI Common Stock (including but not limited to voting, dividend, liquidation, and redemption rights) ("Acquiror Common Stock"), and in connection with such agreement (i) the Acquiring Corporation shall acquire at least 85% of the Voting Power Outstanding or ATI Common Stock will no longer be registered with the Securities and Exchange Commission pursuant to section 12(b) or 12(g) of the Exchange Act or (ii) the Acquiring Corporation shall acquire assets satisfying the requirements of clauses (A), (B) and (C) of clause (ii) of the definition of Change of Control contained in the Investment Agreement between the parties dated the date hereof, and a majority of the value of the consideration to be received by ATI in exchange therefor shall not consist of assets (or interests in assets) of a like kind or nature, then ATI shall cause such agreement to provide that upon consummation of such consolidation, merger or other business combination this Agreement and the Merger Agreement shall be deemed to be modified and amended to provide that USW shall receive Acquiror Common Stock rather than ATI Common Stock in any Merger or Sale. Accordingly, from and after such consummation references herein to ATI Common Stock shall be deemed to be references to Acquiror Common Stock (including for purposes of Section 6.1(i)). If any such consolidation, merger or other business combination shall be consummated after the Notice Date and prior to the initial Closing, the initial Closing shall be delayed for an appropriate period to determine under Section 1.3 the number of shares of Acquiror Common Stock to be issued at the Effective Time or the Closing, as the case may be, and to satisfy all conditions to the Merger or the Closing. ATI shall not enter into any such consolidation, merger or other business combination unless the Acquiring Corporation assumes in writing all the obligations of ATI hereunder. The provisions of this Section 3.4 shall apply to successive consolidations, mergers or other business combinations.





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         3.5.    Contributions, Distributions and Dividends After the Notice
Date. ATI agrees to compensate USW at each Closing for (i) any dividends (other than those for which adjustments have been made pursuant to Section 1.3(i)) that would have been received prior to the appropriate Closing Date by USW in respect of that portion of the Aggregate Consideration to be received at such Closing (assuming, for the initial Closing, that the Aggregate Consideration to be received includes a number of shares equal to the excess of the Final Number of ATI Shares over the number of total Exchange Shares, rather than cash consideration therefor) had such portion of the Aggregate Consideration been issued to USW on or prior to the first record date therefor announced by ATI subsequent to the Initial Notice Date, and (ii) any capital contributions to WMC made by USW or its Affiliates with respect to the WMC Interest during the period after the Initial Notice Date and prior to such Closing. USW agrees to make, or to cause to be made, all capital contributions due after the Initial Notice Date and prior to the final Closing to the extent any such capital contribution, if not made, would constitute a Defaulted Contribution (as defined in the WMC Partnership Agreement). USW agrees to compensate ATI at each Closing for any distributions received by USW or its Affiliates with respect to the WMC Interest to be exchanged at such Closing during the period after the Initial Notice Date and prior to such Closing.

         3.6. Occurrence of the Exchange Prior to Final MFJ Relief. If the any Closing shall occur prior to the date on which Final MFJ Relief first occurs, the parties agree that: (i) ATI shall not be obligated to take any action or forego any business opportunity in order to accommodate USW's election to cause the Exchange to occur prior to the date on which Final MFJ Relief first occurs, (ii) ATI shall not be obligated to take any action or forego any business opportunity in order to enable USW to maintain beneficial ownership of any capital stock of ATI and (iii) if (A) an activity or proposed activity in which ATI or an Affiliate is or would be engaged, or a transaction or proposed transaction to which ATI or an Affiliate is or would be a party, is not or would not be, or is perceived by any regulatory authority not to be, in compliance with the MFJ, and (B) the indemnification of ATI by USW pursuant to
Section 5.3 is unavailable or inadequate, then USW shall take all actions necessary in order to avoid or correct such noncompliance and to allow ATI at all times to operate its business free of any and all MFJ restrictions.


                                   ARTICLE IV
                     CONDITIONS TO CLOSING OF THE EXCHANGES

         4.1. Conditions to Each Party's Obligation to Effect Exchanges. The obligations of the parties hereto to consummate each Exchange are subject to the satisfaction or waiver, at or before each Closing, of each of the following conditions:

         (a) No Prohibition. The consummation of the Exchange shall not be prohibited by any order, decree or injunction of a court of competent jurisdiction (each party agreeing to use reasonable efforts to have any such order reversed or injunction lifted), and there shall not have been any action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to the Exchange by any Governmental Entity that makes consummation of the Exchange illegal.

         (b) Authorizations. All required authorizations, orders, grants, consents, permissions, approvals and waivers of any governmental entity with jurisdiction over the Exchange (including all filings under the HSR Act and the expiration of all waiting periods thereunder) shall have been received and shall remain in effect, other than authorizations, orders, grants, consents, permissions and approvals the failure of which to receive would not, singly or in the aggregate, have a material adverse effect on the business condition of USW or ATI.

         4.2. Conditions to Obligations of ATI. The obligations of ATI to effect each Exchange are subject to the satisfaction or waiver, at or before each Closing, of each of the following conditions, except to the extent that any failure of any such condition results in damage to ATI that is fully compensable by monetary damages:

         (a) Representations and Warranties. The representations and warranties of USW set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the date of each Closing as though made on and as of the date of such Closing.

         (b) Performance of Obligations of USW. USW shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to such Closing.

         4.3. Conditions to Obligations of USW. The obligations of USW to effect the Exchange are subject to the satisfaction or waiver, at or before each Closing, of each of the following conditions, except to the extent that the failure of any such condition results in damage to USW that is fully compensable by monetary damages:

         (a) Representations and Warranties. The representations and warranties of ATI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the date of each Closing as though made on and as of the date of such Closing.

         (b) Performance of Obligations of ATI. ATI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to such Closing.

         4.4. Abandonment of Exchange. If the Closing of the initial Exchange has not occurred within two years after the Notice Date, either ATI or USW may elect, subject to the following sentence, by written notice to the other, to abandon the pending Exchange, in which event this Agreement shall be operative thereafter as if the notice delivered pursuant to Section 1.2 never had been delivered; provided, however, that in the event the 15th anniversary of the date hereof shall have occurred within the foregoing two-year period, such two-year period may be extended, subject to the following sentence, at the option of either party, by written notice to the other delivered prior to the expiration of such two-year period, for one additional year. Notwithstanding the foregoing, the right to abandon the Exchange, or to extend the two-year period for one additional year, pursuant to this Section
4.4 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Closing to have occurred within such period.


                                   ARTICLE V
                                INDEMNIFICATION

         5.1. Indemnification by ATI. ATI shall defend, indemnify, and hold harmless USW and each of USW's subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors, and assigns (collectively "USW's Indemnified Persons") and shall reimburse USW's Indemnified Persons for, from, and against each and every demand, claim, loss, liability, judgment, damage, cost and expenses of attorneys, accountants, and other professional advisors (collectively, "Losses") imposed on or incurred by USW's Indemnified Persons, directly or indirectly (including, without limitation, diminution in value of an equity interest), relating to, resulting from or arising out of any inaccuracy in any representation or warranty of ATI herein or in the Trust Agreement in any respect, whether or not USW's Indemnified Persons relied thereon, or any breach or nonfulfillment of any covenant, agreement or other obligation of ATI under this Agreement or any certificate or other document delivered or to be delivered pursuant hereto.

         5.2. Indemnification by USW. USW shall defend, indemnify, and hold harmless ATI and each of ATI's subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and assigns (collectively, ATI's "Indemnified Persons") and shall reimburse ATI's Indemnified Persons for, from, and against all Losses imposed on or incurred by ATI's Indemnified Persons, directly or indirectly (including without limitation diminution in value of an equity interest), relating to, resulting from or arising out of any inaccuracy in any representation or warranty of USW herein in any respect, whether or not ATI's Indemnified Persons relied thereon, or any breach or nonfulfillment of any covenant, agreement or other obligation of USW under this Agreement or any certificate or other document delivered or to be delivered pursuant thereto.

         5.3. MFJ Indemnification. USW shall indemnify and hold ATI and its Affiliates harmless against all Losses related to the absence of Full MFJ Relief or any claim that ATI is subject to the MFJ as a result of the transactions contemplated by this Agreement and the Trust Agreement.


                                   ARTICLE VI
                                 MISCELLANEOUS

         6.1. Definitions. For purposes of this Agreement, the following terms have the following meanings:

                 (a) "ATI Common Stock" means shares of the class designated as Common Stock of ATI at the date of this Agreement or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of ATI and which are not subject to redemption by ATI; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                 (b) "Fair Public Market Value Per Share" shall mean, with respect to a share of ATI Common Stock, as follows: (i) if the ATI Common Stock is traded on a securities exchange, then the average of the last reported sale price therefor on the principal such exchange; and (ii) if the ATI Common Stock is actively traded in the over-the-counter market, the average of the last reported sale price (or, if not available, the average of the closing bid and ask price), in either case during the twenty trading day period commencing thirty trading days prior to the earlier of (A) the Notice Date or (B) the public disclosure by USW, whether by way of Schedule 13D (or amendment thereto), or otherwise, of its intent to exchange its WMC Interest pursuant to this Agreement.

                 (c) "Final MFJ Relief" shall mean that the MFJ has been vacated or is otherwise no longer enforceable or in effect as a result of federal agency action, legislation or final court order and that none of the equal access requirements (as defined under Section II (A) of the MFJ), the nondiscrimination requirements (as defined under
         Section II (B) of the MFJ) and the line of business restrictions (as defined in Section II (D) of the MFJ) on the Bell Operating Companies (as defined in the MFJ) has been imposed or extended by legislation, final agency action or final court order; provided, however, that Final MFJ Relief shall be deemed to have occurred even though equal access or nondiscrimination requirements remain, in the event that such requirements are imposed equally on the wireless operations of all telecommunications carriers by legislation, final court order or final agency action.

                 (d) "Private Market Value of the WMC Interest" is defined as the price, as of the Notice Date, at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts, including the tax effects of the Exchange on the buyer and seller, and neither acting under compulsion, the WMC Interest in an arm's-length negotiation without time constraints, with such price adjusted to include (to the extent not previously included) a pro rata share of any control premium inherent in a sale of WMC as a whole.

                 (e) "Voting Power Outstanding" means the aggregate number of votes which may be cast by holders of those securities outstanding which entitle the holders thereof to vote generally on all matters submitted to ATI's shareholders for a vote.

         All capitalized terms in this Agreement which are not defined herein shall have the meanings set forth in the WMC Partnership Agreement as in effect on the date hereof.

         6.2. Termination. This Agreement shall automatically terminate (whether or not a notice has previously been delivered pursuant to Section 1.2 hereof) at such time as neither USW nor any of its Wholly Owned Subsidiaries holds any WMC interest. Subject to Section 3.4, upon the consummation of any transaction which results in ATI no longer having a class of equity securities registered with the Securities and Exchange Commission pursuant to Section 12(b) or 12(g) of the Exchange Act having substantially the same rights as the ATI Common Stock, USW shall not have the right to deliver a notice pursuant to
Section 1.2 hereof until such further time as ATI again shall have a class of equity securities registered with the Securities and Exchange Commission pursuant to Section 12(b) or 12(g) of the Exchange Act having substantially the same rights as the ATI Common Stock, and any Exchange as to which the Closing has not yet occurred shall be abandoned and this Agreement shall be operative thereafter as if the notice delivered pursuant to Section 1.2 never had been delivered. The termination of this Agreement shall not relieve any party from liability for any breach hereof.

         6.3. Severability. If any term, provision, covenant or restriction of this Agreement is determined to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

         6.4. Specific Enforcement. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

         6.5. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither ATI nor USW makes any representation, warranty, covenant or undertaking with respect to such matters. This Agreement may be amended only by a writing executed by the parties hereto. The parties hereto may amend this Agreement without notice to or the consent of any third party.

         6.6. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) when personally delivered or transmitted by telecopier on a business day during normal business hours where such notice is to be received at the address or number designated below or (b) on the business day following the date of mailing by overnight courier, fully prepaid, addressed to such address, whichever shall first occur. The addresses for such communications shall be:

                 If to ATI:

                          AirTouch Communications
                          425 Market Street
                          San Francisco, CA 94105
                          Attention:  Margaret G. Gill
                                      Senior Vice President-Legal,
                                      External Affairs and Secretary

                          Telecopier:  (415) 658-2298

                 With a copy to:

                          Pillsbury Madison & Sutro
                          235 Montgomery Street
                          San Francisco, CA 94104
                          Attention:  Nathaniel M. Cartmell III

                          Telecopier:  (415) 983-1200

                 If to USW:

                          U S West, Inc.
                          7800 East Orchard Road
                          Englewood, Colorado 80111
                          Attention:  President

                          Telecopier:  (303) 793-6294

                 With a copy to:

                          U S West, Inc.
                          7800 East Orchard Road
                          Englewood, Colorado 80111
                          Attention:  General Counsel

                          Telecopier:  (303) 793-6294

Any party may change its address for notices under this Section 5.5 by giving at least 10 days' prior notice of such changed address to the other party hereto.

         6.7. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement of this Agreement; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         6.8. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions of this Agreement.

         6.9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and legal representatives. Neither ATI nor USW shall assign this Agreement or any rights hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought); provided, however, that ATI may assign its rights and delegate its obligations under this Agreement to any corporation which becomes the owner of all of the outstanding Voting Securities in connection with the currently proposed reincorporation of ATI and which agrees in writing to be bound by the terms of this Agreement and thereafter all references to ATI hereunder shall become references to such assignee; and provided further that USW may assign its rights (but not its obligations) under this Agreement to a Wholly Owned Subsidiary that is the direct beneficial owner of the WMC Interest.

         6.10. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision of this Agreement be enforced by, any other person.

         6.11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.

         6.12. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         6.13. Arbitration. The parties agree to submit to arbitration their disputes described in the Arbitration Agreement dated the date hereof between ATI and USW.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                                        U S WEST, INC.


                                             /s/  CHARLES M. LILLIS
                                        By ____________________________________
                                           Name:  Charles M. Lillis
                                           Title: Executive Vice President


                                        AIRTOUCH COMMUNICATIONS


                                             /s/  L. L. CHRISTENSEN
                                        By ____________________________________
                                           Name:  L. L. Christensen
                                           Title: Executive Vice President
                                                  and Chief Financial Officer